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                                  EXHIBIT 10.8


                              FULL SERVICE FACILITY
                                       AND
                              MANAGEMENT AGREEMENT





                HOUSTON PHYSICAL MEDICINE ASSOCIATES, M.D., P.A.




                                  JULY 1, 1996

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                 FULL SERVICE FACILITY AND MANAGEMENT AGREEMENT

         THIS FULL SERVICE FACILITY AND MANAGEMENT AGREEMENT, entered into effective as of July 1, 1996, is by and between HOUSTON PHYSICAL MEDICINE ASSOCIATES, M.D., P.A., d/b/a TEXAS MEDICAL REHABILITATION & PAIN CENTER, P.A., a Texas professional association ("DOCTOR")and DOCTORS PRACTICE MANAGEMENT, INC., a Texas corporation ("COMPANY").

         WITNESSETH:

         WHEREAS, DOCTOR is a duly incorporated and validly existing Texas professional association that is engaged in the business of providing professional services, specifically including physician services, in Texas ("Professional Services"); and

         WHEREAS, COMPANY is a duly incorporated and validly existing Texas corporation, qualified to do business in Texas, that is experienced in providing management and related items and services including, without limitation, capital, personnel, facilities and equipment to licensed health care personnel, professional associations, and other professional health care entities and individuals; and

         WHEREAS, DOCTOR's physician employees practice medicine in Texas and desire and intend to continue to operate a professional health care practice to provide Professional Services and related health care services in facilities designed and equipped for such services,

         WHEREAS, DOCTOR further desires and intends to provide Professional Services and related health care services at various locations in the Houston, Texas Standard Metropolitan Statistical Area, as defined by the U.S. Department of Commerce, Bureau of the Census, including, without limitation, the provision of such services at 6300 Hillcroft, Suite 304, Houston, Texas 77081 and 4301 Vista, Pasadena, Texas 77504 (Used Premises");

         WHEREAS, DOCTOR prefers to devote substantially all of its time to the practice of medicine and the delivery of medical services to its patients and, therefore, desires and intends to obtain such management, administrative, and business services as are reasonably necessary and appropriate for DOCTOR to efficiently provide Professional Services at the Leased Premises and other locations and Company desires to provide and is fully capable of providing all such management, administrative and business services; and

         WHEREAS, COMPANY desires to and is capable of making Leased Premises available to DOCTOR and COMPANY desires to and is capable of providing the management, administrative, and business services necessary and appropriate for DOCTOR'S provision of Professional Services at the Leased Premises and other locations; and

         WHEREAS, DOCTOR and COMPANY mutually desire an arrangement that:

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(a)      facilitates consistency of service, both in the medical care provided by DOCTOR and in the administrative and business services provided by COMPANY;

(b)      facilitates effective utilization of DOCTOR'S resources;

(c) facilitates appropriate staffing and scheduling of personnel for and by DOCTOR, as the case may be;

(d) facilitates the management and administration of the day-to-day business operations of DOCTOR;

(e) ensures that each party will receive the total revenue attributable to such party's services, capital investment, and business risks, and no portion of the revenue attributable to the services, capital investment, and business risks of the other party; and

(f) ensures that (1) DOCTOR and licensed health care personnel employed by DOCTOR shall (a) owe their first duty to their patients; and (b) preserve the confidential nature of the doctor-patient relationship; (2) DOCTOR controls patient care in the medical and administrative procedures to be followed; and
(3) that COMPANY does not commit any act constituting the practice of medicine or use any licensed health care practitioner's license to practice medicine all for the benefit of those seeking services as patients.

         NOW, THEREFORE, for and in consideration of the agreements contained herein and other good and valuable consideration, the receipt and adequacy all of which are forever acknowledged and confessed, the parties hereto agree as follows:

Article I         DEFINITIONS.

         For the purposes of this Agreement, the following terms shall have the following meanings ascribed thereto, unless otherwise clearly required by the context in which such term is used.

         1.1 Agreement. The term "Agreement" shall mean this FULL SERVICE FACILITY AND MANAGEMENT AGREEMENT between DOCTOR and COMPANY and any amendments hereto, as may from time to time be adopted, as hereinafter provided.

         1.2 Professional Services. The term "Professional Services" shall mean the professional services, specifically including physician services, and related health care services provided by DOCTOR.

         1.3 DOCTOR. The term "DOCTOR" shall mean Houston Physical Medicine Associates, M.D., P.A., d/b/a Texas Medical Rehabilitation & Pain Center, P.A., a Texas professional association.

         1.4 DOCTOR'S Account. The term "DOCTOR'S Account" shall mean the bank account of COMPANY established as described in Section 3.12 hereof.

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         1.5      Facility. The term "Facility" shall mean the medical offices owned or leased by COMPANY where Professional Services are provided by DOCTOR.

         1.6 COMPANY. The term "COMPANY" shall mean Doctors Practice Management, Inc. and Management Service Organization, Inc. Texas corporations.

         1.7 Management Fee. The term "Management Fee" shall mean COMPANY's compensation as described in Article V hereof.

         1.8      State. The term "State" shall mean the State of Texas.

         1.9 Term. The term "Term" shall mean the initial and any renewal periods of duration of this Agreement as described in Section 6.1 hereof.

         1.10 Location. The term "Location" shall mean the Facility(s) in the Houston, Texas, Standard Metropolitan Statistical area and such Facility(s) as may exist in the future.

ARTICLE II        APPOINTMENT AND AUTHORITY.

         2.1 Appointment. DOCTOR hereby appoints COMPANY as its sole and exclusive agent for the management and administration of the business functions and services related to DOCTOR'S provision of Professional Services, and COMPANY hereby accepts such appointment, subject at all times to the provisions of this Agreement.

         2.2 Authority of COMPANY. Consistent with the provisions of this Agreement, COMPANY shall have the responsibility and commensurate authority to provide full service management services for DOCTOR, including, without limitation, equipment, supplies, support services, personnel (but specifically excluding licensed medical personnel), marketing, billing and collection services, management, administration, financial record keeping and reporting, and other business office services as provided herein. COMPANY, subject to the ultimate control and direction of DOCTOR, is hereby expressly authorized to provide all such services in any reasonable manner COMPANY deems appropriate to meet the day-to-day requirements of the business functions of DOCTOR. To the extent practicable, COMPANY, at its discretion, shall perform some or all of the services specified hereunder for DOCTOR.

         2.3 Authority of DOCTOR. DOCTOR, through licensed health care personnel, shall be solely responsible for and have sole and complete authority, supervision and control over the provision of Professional Services and other related health care services performed for patients of DOCTOR, and all diagnoses, treatments, procedures, and other professional health care services shall be provided and performed exclusively by or under the supervision of licensed health care personnel retained by DOCTOR, as DOCTOR, in its sole discretion, deems appropriate and in accordance with all laws. DOCTOR will have the ultimate authority in the hiring and termination of all clinic staff, both licensed and unlicensed. DOCTOR also has the right to request COMPANY to replace any COMPANY personnel assigned to the clinic. This Agreement shall in no way be construed to mean or suggest that COMPANY is engaged in the practice of medicine.

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         2.4      Management Committee The management committee will be
comprised of representative's of DOCTOR, DPM and MSO. The decisions of the management committee shall be based on a 2/3 majority. The scope of the committee will be (a) Budgets( Income, Expense, Capital (b) Contract Negotiations with 3rd parties which may have a material effect on operations.
(c) Capital expenditures in excess of five thousand dollars ($ 5,000.00) (d) Lines of Credit (c) Expansion funding. COMPANY must approve all fiscal matters related to expense budget overrun's and capital expenditure.

ARTICLE III       COVENANTS OF COMPANY.

         3.1 Leased Premises and Equipment. COMPANY shall, at COMPANY's expense, provide to DOCTOR the Locations and all equipment that is deemed by the parties hereto to be reasonably necessary and appropriate for the provision of Professional Services at the Locations.

         3.1.1 Retention of Title. DOCTOR shall have access to and use of the Locations and all equipment located therein throughout the Term, provided, however, that title to the Locations and all equipment other than items placed in the Locations by DOCTOR shall, at all times, be and remain in COMPANY, or if applicable, the entity from which COMPANY leases the Locations and/or equipment.

         3.1.2 Repair and Maintenance. COMPANY shall be responsible for the repair and maintenance of the Locations, and for the repair, maintenance, and replacement of all equipment located at the Locations, as well as other obligations under the Lease Agreement regarding the Locations comparable to the effective date hereof.

         3.1.3 Additional Equipment. Should DOCTOR, from time to time during the Term request COMPANY to provide additional patient care equipment, office, or other equipment for use at the Locations or to replace used or obsolete equipment, COMPANY and DOCTOR shall consult with each other on the matter. Should COMPANY be unwilling or unable to provide such requested equipment, DOCTOR may acquire and maintain such equipment and title to same shall be and remain in DOCTOR; provided, however, that COMPANY agrees to provide and maintain all equipment which is usual and customary in a facility similar to the Locations, throughout the Term hereof.

         3.1.4 Disclaimer of Warranty. COMPANY MAKES NO WARRANTY, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE LOCATIONS, PREMISES OR ANY EQUIPMENT PROVIDED BY COMPANY PURSUANT TO THIS AGREEMENT, AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED.

         3.2 Utilities and Related Services. COMPANY shall, at COMPANY's expense arrange for and shall timely pay when due all charges relating to the provision of necessary electricity, gas, water, telephone, sewage, cleaning and decorating (interior and exterior), pest extermination, heating

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and air-conditioning maintenance, and similar services reasonably necessary and appropriate for the provision of Professional Services at the Locations.

         3.3 Supplies. COMPANY shall obtain and provide, in its name and for its own account, all reasonable patient care, office, and other supplies, and shall ensure that the Leased Premises are at all times adequately stocked with such supplies as are reasonably necessary and appropriate for the provision of Professional Services at the Leased Premises. Patient care supplies shall be provided in accordance with the specifications of DOCTOR with respect to brand names, dosages, quantities and other specifications.

         3.4 Waste Disposal. COMPANY shall, at COMPANY's expense, arrange for the proper disposal of all medical and non-medical wastes generated by DOCTOR. Such waste disposal shall include disposal of any bio-hazardous waste and any other medical waste that requires special disposal, provided that all Physicians and non-physician personnel employed by DOCTOR comply with all guidelines established by COMPANY for waste disposal. DOCTOR shall at all times comply with guidelines set forth by COMPANY for all waste disposal, including the disposal of sharps, bio-hazardous waste and any other waste products. DOCTOR shall also comply with any guidelines set forth by COMPANY with respect to the operation and maintenance of any equipment or other item that has environmental law implications.

         3.5 Support Services. COMPANY, at COMPANY's expense, shall arrange for the provision of all laundry, linen, printing, stationery, forms, postage, duplication or photocopying services, patient record transcribing services, and other similar support services as are reasonably necessary and appropriate for the provision of Professional Services.

         3.6 Licenses and Permits. COMPANY shall, at COMPANY's expense and on behalf of and in the name of DOCTOR, coordinate all development and planning processes, and apply for and use COMPANY's best efforts to obtain and maintain all federal, State and local licenses and regulatory permits required for or in connection with the operation of the Facility and the equipment (existing and future) located therein, other than those relating to the practice of medicine.

3.7      PERSONNEL.

         3.7.1 Provision of Company Personnel. COMPANY shall employ or otherwise retain, at COMPANY's expense, and shall be responsible for selecting, training, supervising, and terminating all management, administrative, clerical, secretarial, bookkeeping, accounting, payroll, billing and collection, and other non-professional personnel as COMPANY deems reasonably necessary and appropriate for COMPANY's performance of its duties and obligations under this Agreement. COMPANY shall have the sole responsibility for determining the salaries and fringe benefits of personnel retained by COMPANY, for paying such salaries and providing such fringe benefits, or for withholding, as required by law, any sums of income tax, unemployment insurance, social security, or any other withholding pursuant to any applicable law or governmental requirement.

         3.7.2 Non-Exclusivity. In recognition of the fact that the personnel retained by COMPANY to provide services pursuant to this Agreement may from time to time perform services for others,

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this Agreement shall not prevent COMPANY from performing such services for others or restrict COMPANY from using its personnel to provide services to others, provided such activity does not cause any material detriment to DOCTOR. In recognition of the professional obligations of DOCTOR, DOCTOR shall have the right and obligation to retain, at DOCTOR's expense, any additional professional or other personnel as DOCTOR deems necessary or appropriate for the provision of health care services.

         3.7.3 Equal Employment Opportunity. COMPANY shall abide and provide assistance to DOCTOR, and abide by any and all applicable federal and/or State equal employment opportunity statutes, rules, and regulations, including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Employment Opportunity Act of 1972, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, and the Occupational Safety and Health Act of 1970, all as may from time to time be modified or amended.

         3.7.4 Labor Reports. COMPANY shall appropriately prepare, maintain, and file all requisite reports and statements regarding income tax withholdings, unemployment insurance, social security, workers' compensation, equal employment opportunity, or other reports and statements required with respect to personnel provided by COMPANY or DOCTOR pursuant to this Agreement.

         3.8 Consultants. COMPANY shall render such business and financial management, consultation, and advice as may from time-to-time be requested by DOCTOR in connection with the business operations of DOCTOR and DOCTOR's provision of Professional Services. In addition, COMPANY shall make available to DOCTOR, for consultation and advice, to the extent available and as reasonably necessary, COMPANY's specialists in such areas as accounting, auditing, budgeting, medical practice management, finance, law, government programs, housekeeping, insurance, management development, patient records, nursing, recruitment, quality assurance, systems and procedures, and third party reimbursement.

         3.9 Contract Negotiations. Upon the request of DOCTOR, COMPANY shall advise with respect to and negotiate on DOCTOR's behalf, all contractual arrangements with third parties as are reasonably necessary and appropriate for DOCTOR's provision of Professional Services, including, without limitation, negotiated price agreements with third party payors, managed care providers, or the purchasers of group health care services.

         3.10 Marketing. In accordance with applicable law and ethical standards and restrictions, COMPANY shall establish and implement a marketing and public relations program promoting DOCTOR'S provision of Professional Services to the general public and to other health care professionals and suppliers. In connection with such marketing program and in accordance with applicable law and ethical standards and restrictions, COMPANY shall establish signs on or about the Facility identifying the operations of the Facility and the provision of Professional Services therein. COMPANY shall implement all marketing programs at the direction of DOCTOR.

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         3.11     License to Use Trade names and Trademarks of COMPANY. COMPANY, at some time in the future may grant to DOCTOR, but only subject to the terms and conditions of this Agreement, a license to use certain names in connection with the provision of Professional Services in combination with such color schemes, patterns, appearances, characteristics and words as are specifically approved by COMPANY. DOCTOR'S use of any trademarks, trade names, service marks, insignia, slogans, emblems, symbols, designs or other identifying characteristics owned by or associated with COMPANY or any of its subsidiaries or affiliates (collectively, "COMPANY MARKS") shall be subject to the prior written approval of COMPANY. DOCTOR acknowledges that such names and COMPANY Marks have acquired a secondary meaning in connection with COMPANY's operations. DOCTOR may also apply to COMPANY for permission to use any other COMPANY Marks which permission may or may not be granted in the absolute discretion of COMPANY. The use of any COMPANY Marks in any signs, advertising or any promotional material shall be subject to the prior approval of COMPANY.

         The restrictions imposed hereunder shall extend to all other COMPANY Marks licensed to DOCTOR by COMPANY. Except as specifically authorized by this Agreement, DOCTOR will not use COMPANY Marks nor use, imitate or infringe upon any of the foregoing in whole or in part. On the termination of this Agreement for whatever cause, including COMPANY's breach, DOCTOR shall forthwith, at its expense, make whatever changes may be necessary in any signs, advertising and promotional material in order to comply with the provisions of this Section and cease using the name and any COMPANY Marks. DOCTOR's covenants under this Section are unconditional and in no way dependent upon the performance of COMPANY of any of its agreements hereunder.

         DOCTOR will always acknowledge and recognize both before and after the expiration of this Agreement the exclusive right of COMPANY to use or to grant to others the right or license to use, whether separately or as a part of or in connection with other words, any COMPANY Mark. If DOCTOR utilizes any COMPANY Mark, DOCTOR shall take all actions which are necessary to maintain COMPANY's good will and reputation or cease utilizing, at COMPANY's demand, the name and any and all COMPANY Marks.

         3.12 Billing and Collection. On behalf of DOCTOR and for the purpose depositing all receipts arising from DOCTOR's patient activities, COMPANY shall maintain the DOCTOR'S current lockbox account at Southwest Bank of Texas. Such account will require two (2) signatures, one (1) COMPANY and one (1) DOCTOR for all disbursements in excess of two thousand dollars ($ 2,000) . Such DOCTOR'S account will be under the COMPANY FEIN . COMPANY shall establish and maintain credit and billing and collection policies and procedures, and shall use COMPANY's best efforts to timely bill and collect all professional and other fees for all billable Professional Services provided by DOCTOR; it being understood, however that DOCTOR, in his sole discretion, shall establish the fees for all billable Professional Services provided by DOCTOR. DOCTOR shall timely advise COMPANY of any changes in DOCTOR'S fee schedule to permit COMPANY to implement such changes. In connection with this Section 3.12 and throughout the Term, DOCTOR hereby grants a special power of attorney to and appoints COMPANY as DOCTOR's true and lawful agent and attorney-in-fact, and COMPANY hereby accepts such special power of attorney and appointment, for the following purposes:

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         3.12.1   To bill DOCTOR'S patients, in DOCTOR'S name and on DOCTOR'S behalf, for billable Professional Services provided by DOCTOR.

         3.12.2 To bill, in DOCTOR'S name and on DOCTOR'S behalf, all claims for reimbursement or indemnification from Blue Shield/Blue Cross, Medicare, Medicaid and all other third party payors for covered billable Professional Services provided by DOCTOR.

         3.12.3 To collect and receive, in DOCTOR'S name and on DOCTOR'S behalf, all accounts receivable generated by such billings and claims for reimbursement or indemnification, and to deposit all amounts collected in the DOCTOR'S Account, which account shall be and remain in COMPANY'S name. In connection herewith, DOCTOR covenants to transfer and deliver to COMPANY all funds received by DOCTOR from patients or third party payors for Professional Services. Upon receipt by COMPANY of any funds from patients or third party payors or from DOCTOR pursuant hereto for Professional Services, COMPANY shall deposit same into the DOCTOR'S Account.

         3.12.4 To take custody of, endorse in the name of DOCTOR, and deposit into the DOCTOR'S Account any notes, checks, money orders, insurance payments, and any other instruments received in payment of the accounts receivable for Professional Services.

         Upon request of COMPANY, DOCTOR shall execute and deliver to COMPANY or the financial institution wherein the DOCTOR'S Account is maintained, such additional documents or instruments as may be reasonably necessary to evidence or effect the special power of attorney granted to COMPANY by DOCTOR and the conditions pursuant to this Section 3. 11 or pursuant to Section 3.12 hereof.

         3.13 DOCTOR'S Account. COMPANY shall operate the DOCTOR'S Account for the purpose's stated herein. In connection herewith and throughout the Term, DOCTOR hereby appoints COMPANY as DOCTOR'S true and lawful agent and attorney-in-fact, and grants COMPANY a special power of attorney and COMPANY hereby accepts such special power of attorney and appointment, to deposit in the DOCTOR'S Account all funds, fees, and revenues generated from the provision of Professional Services and collected by COMPANY, and to make withdrawals and sign checks for disbursements , in amounts of less than of Two Thousand Dollars ($2,000.00) with one (1) signature from the DOCTOR'S Account solely for the purpose of withdrawing the Collected Revenues to be applied to the Management Fee and DOCTOR's Expenses. DOCTOR shall execute any and all additional documents required by the bank where the DOCTOR'S Account is held to effectuate the power of attorney and conditions of the account granted herein. Notwithstanding the limited power of attorney granted to COMPANY hereunder. COMPANY shall furnish to DOCTOR, on a monthly basis, its normal Cash Receipts and Disbursements Report.

         3.13.1 Cash Flow and Funding COMPANY will provide to DOCTOR a line of Credit in the amount of One Hundred Thousand dollars ($100,000) at floating prime interest rate plus 1 % to be made available upon execution of this agreement and the execution of a signed note by the DOCTOR. Loan will be all due and payable within the term of the FULL SERVICE FACILITY AND

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MANAGEMENT AGREEMENT or upon its termination. All interest payments to be made monthly during such term. COMPANY will take a security interest in the Accounts Receivable of DOCTOR as evidenced by a signed Security Interest by DOCTOR and the filing of a signed UCC form.

         COMPANY will provide the necessary cash flow of the DOCTOR to allow for payment of all DOCTOR monthly expenses in addition to the monthly sum of Thirty Thousand Dollars to DOCTOR as per section 3.14.1. All monies provided by COMPANY for purposes of this Cash Flow guarantee are separate and apart from the Line of Credit contained herein.

         3.13.2 COLLECTION GUARANTEE. COMPANY GUARANTEES THAT IT WILL COLLECT 80% OF ALL BILLINGS, INCLUDING ADJUSTMENTS AND EXCLUDING ANY WORKERS COMPENSATION NON COMPENSABLE OR PERSONAL LIABILITY ACCOUNTS, WITHIN NINETY (90) DAYS FROM INSURANCE CLAIM SUBMISSION DATE. COMPANY WILL FUND ANY EXCEPTION OCCASIONED BY THEIR FAILURE TO PERFORM TO THIS GUARANTEE.

         3.13.3 Stock Option DOCTOR will be granted an option to purchase 150,000 restricted shares of the COMPANY at a price of .70 cents at the time of the execution of this agreement. Additionally DOCTOR will be given an option to purchase 150,000 restricted shares of the company at a price equal to seventy percent (70%), of the then market price), per one million dollars of annual collected revenue upon each anniversary of this agreement.

         In the event of any planned initial public offering of the COMPANY , DOCTOR will be given an accelerated annual option based on the then annualized collection rate of the DOCTOR in advance of the anniversary date. COMPANY has provided this option in recognition of the amendment to the termination conditions in section 6.2 of this agreement.

         3.13.4   First Right of Refusal-EXCLUSIVITY   COMPANY WILL EXTEND TO
DOCTOR THE FIRST RIGHT OF REFUSAL FOR ALL PHYSICAL MEDICINE AND CHRONIC PAIN EXPANSION OPPORTUNITIES THAT MAY ARISE DURING THE TERM OF THIS AGREEMENT AS IT IS THE INTENTION OF COMPANY TO HAVE DOCTOR TO ACT AS THE EXCLUSIVE GATEKEEPER FOR CHRONIC PAIN, PHYSICAL THERAPY AND HYDRO THERAPY RELATED PRACTICE ACTIVITIES.

3.14     FISCAL MATTERS.

         3.14.1 Annual Budget. Annually and at least thirty (30) days prior to the commencement of each fiscal year of DOCTOR, and upon the execution of this agreement COMPANY shall prepare and deliver to DOCTOR an operational budget for such fiscal year ("Annual Budget"), setting forth an estimate of the operating revenues and expenses associated with the provision of Professional Services at the Leased Premises (including, without limitation, all costs associated with the Leased Premises, equipment, supplies, services, and personnel provided by COMPANY to DOCTOR pursuant to this Agreement, and all compensation costs associated with DOCTOR and DOCTOR's personnel). Such budget shall separately address two components: The DOCTOR's Expenses and the COMPANY's Expenses, which are both defined as direct expenses in support of DOCTOR that are in line with historical expenses of DOCTOR and which are reasonable and customary for DOCTOR. Any non-budgeted expenses shall be reviewed and approved by both parties. Any such non-budgeted expense undertaken by COMPANY or DOCTOR without mutual agreement (except for emergency circumstances) shall be absorbed by that party COMPANY shall use its best efforts to perform its

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duties and obligations under this Agreement such that the actual revenues, costs, and expenses associated with the provision of Professional Services at the Leased Premises during any applicable period of DOCTOR'S fiscal year shall be consistent with the Annual Budget. COMPANY shall prepare and submit to DOCTOR for its agreement, and shall thereafter adopt, an Annual Budget for the current fiscal year as soon as practicable.

         It is agreed that the operating expenses of DOCTOR for the first annual period will represent Fifty Five percent (55%) of collected revenue excluding DOCTOR'S monthly income guarantee of Thirty Thousand Dollars ($30,000). The initial budget is made apart of this agreement attachment A

         3.14.2 Accounting and Financial Records. COMPANY shall establish and administer accounting procedures, controls, and systems for the development, preparation, and safekeeping of records and books of account relating to the provision of Professional Services at the Leased Premises, all of which shall be prepared and maintained in accordance with generally accepted accounting principles consistently applied on a cash basis. COMPANY shall prepare and deliver to DOCTOR, within ninety (90) days of the end of each fiscal year of DOCTOR, a balance sheet, a profit and loss statement, and a statement of changes in cash flow reflecting the financial status of the provision of Professional Services as of the end of such prior fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles. COMPANY shall also prepare and deliver to DOCTOR unaudited-audited, monthly financial statements for management purposes only. Additionally, COMPANY shall prepare and deliver to DOCTOR such other financial statements or records as COMPANY may from time to time deem appropriate or DOCTOR may reasonably from time-to-time request.

         3.14.3 Access. DOCTOR shall have the right at all reasonable times during normal business hours to audit, examine, and make copies of books of account maintained by COMPANY pursuant to this Agreement. COMPANY shall maintain such records for DOCTOR's access upon request for a period of four (4) years following the Term hereof.

3.15     REPORTS AND RECORDS.

         3.15.1 Patient Records. COMPANY shall establish, monitor, and maintain procedures and policies for the timely filing and maintenance of all patient records generated by DOCTOR in connection with DOCTOR'S provision of Professional Services. All patient records shall be treated in accordance with all applicable State and federal laws relating to the confidentiality of patient records. All patient records shall be the property of, maintained by, and in the custody of DOCTOR, but DOCTOR expressly agrees that COMPANY shall have access to such patient records, at all reasonable times during normal business hours, to the extent necessary for COMPANY to fulfill its obligations under this Agreement and that COMPANY, to the extent lawfully permitted, shall have access to such patient records, for the purpose of making necessary copies, in the event this Agreement is terminated. COMPANY shall maintain the confidentiality of all patient records in accordance with all applicable laws and shall establish written policies and procedures for such which are to be approved by DOCTOR for the protection of confidential information.

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         3.15.2   Other Reports and Records. COMPANY shall timely create,
prepare, and file such additional reports and records as are reasonably necessary and appropriate hereunder, and shall analyze and interpret such reports and records upon DOCTOR's request.

         3.16 Legal Actions. As requested by DOCTOR, COMPANY shall advise and assist DOCTOR in instituting or defending, in the name of DOCTOR, all legal actions or proceedings by or against third parties arising out of DOCTOR'S provision of Patient Care Service, including, without limitation, those actions to collect fees for billable Professional Services or other billable services provided to patients by DOCTOR, and those actions necessary for the protection and continued operation of DOCTOR.

         3.17 Indemnification by COMPANY. DOCTOR, its officers, its employees, and its agents will incur no liability in connection with the conduct of COMPANY prior to the effective date of this Agreement. Accordingly, COMPANY shall and hereby does indemnify, hold harmless, and agrees to defend DOCTOR and its officers, employees, and agents from and against any claims, obligations, demands, causes of action, losses, liabilities, damages, costs and expenses, including reasonable attorney's fees (collectively "Claims") arising out of or connected with the conduct of COMPANY prior to the effective date of this Agreement.

         DOCTOR shall not, by entering into this Agreement and performing hereunder, assume or become liable for any of the existing or future Claims made against COMPANY. COMPANY shall and hereby does indemnify, hold harmless, and agrees to defend DOCTOR, its officers, employees, and agents, from and against any Claims arising out of or connected with the negligence or fault of COMPANY, its employees, agents, contractors or COMPANY's performance of its obligations within its scope of responsibility hereunder.

         If any Claim shall arise hereunder DOCTOR shall give prompt written notice of such Claim to COMPANY; except that any delay or failure of notice shall not relieve COMPANY of the obligations hereunder except to the extent such delay has materially prejudiced COMPANY.

         3.18 COMPANY's Expenses COMPANY shall be solely responsible and obligated to pay all reasonable direct and indirect expenses of operating each Location other than DOCTOR's Expenses as defined herein and contained in the initial and annual budget.

ARTICLE IV        COVENANTS OF DOCTOR.

         4.1 Organization/Operation. DOCTOR, is a professional association created under Texas law and shall at all times during the Term (i) be and remain legally organized to provide Professional Services in a manner consistent with all State and federal laws; (ii) be duly authorized to conduct business in the State of Texas; and (iii) have and maintain a physician to provide Professional Services in the Leased Premises and all other locations of Doctor who shall (a) hold a valid and unlimited license to practice medicine in the State of Texas, and (b) be engaged principally in the provision of Professional Services at each such location.

         4.2 Professional Personnel of DOCTOR. DOCTOR shall employ, at DOCTOR's expense, all licensed health care personnel, including physicians, nurses, vocational nurses and physician assistants, as DOCTOR deems reasonably necessary and appropriate for DOCTOR's operation of his practice and provision of Professional Services each of whom shall be subject to the applicable provisions of this Agreement (collectively, "Professional Personnel"). DOCTOR shall have the sole responsibility for paying the salaries and fringe benefits of all such personnel, and the sole responsibility to withhold, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any applicable law or governmental requirements (collectively, "Professional Compensation"). COMPANY shall, in the name of and on behalf of DOCTOR, establish and administer (out of funds available in the DOCTOR'S Account) the compensation with respect to, such professional personnel and, on behalf of DOCTOR and out of funds available in the DOCTOR'S Account, ensure that proper tax withholdings from such compensation are made and timely remitted to the appropriate governmental entities. Each physician retained by DOCTOR shall at all times hold and maintain a valid and unlimited license to practice in the State of Texas. DOCTOR shall enter into and maintain with each such physician a written agreement which shall include, without Limitation, the provisions of Section 4.3 hereof.

         4.3 Special Consideration/Damages/Non-Competition. DOCTOR hereby recognizes and acknowledges that COMPANY will incur substantial costs in providing any Leased Premises, equipment, supplies, support services, personnel, marketing, management, administration, and other items and services that are the subject matter of this Agreement. Accordingly, DOCTOR covenants and agrees that DOCTOR and all of its personnel shall devote their best efforts to the success of DOCTOR's practice and the provision of Professional Services by DOCTOR.

         During the term of this Agreement and any extension hereof, plus two
(2) years thereafter, neither DOCTOR nor any employee, agent, partner, shareholder, director, officer, affiliate or any entity with any beneficial interest or any control interest in DOCTOR, either directly or indirectly, for himself or herself, or on behalf of or in conjunction with any other person, persons, partnership, associations or corporations shall (a) divert or attempt to divert any business of, or any patients of DOCTOR to or interest in any other competitive establishment that is located within a TEN (10) mile radius of any company Location, except where such referral is in the best interest of the patient, or (b) solicit or employ any employee or independent contractor physician of DOCTOR or COMPANY without prior written approval from the other party hereto. IT IS HOWEVER AGREED THAT THIS PROVISION DOES NOT APPLY TO DOCTORS CURRENT LOCATIONS AS STIPULATED HEREIN.

         DOCTOR shall continuously and uninterruptedly, during the term hereof, during all business hours and on such days as businesses of like nature in the area are open for business, provide services in a manner calculated to produce the maximum volume of revenue which is consistent with the professional obligation of DOCTOR and in the best interest of DOCTOR's patients. DOCTOR shall cause the work load, patient load and surgical criteria for each of its

Professional Personnel to remain substantially the same as their historical practice during the immediate past three (3) years.

         During the Term hereof and for a period of five (5) years thereafter, except as may be required by law, DOCTOR and its employees, agents, directors, officers, shareholders and partners shall not disclose, communicate or disclose to, or use for the direct or indirect benefit of any other person or entity any confidential information regarding COMPANY's business methods, business policies, procedures, techniques, or trade secrets or other knowledge or processes developed by COMPANY or any other confidential information relating to or dealing with the business operations or activities of COMPANY, made known to DOCTOR or learned or acquired by DOCTOR hereunder.

         If any restriction contained in this Section 4.3 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions set forth herein shall be enforced independently of each other.

         4.4 DOCTOR'S Insurance. DOCTOR shall provide, obtain, and maintain throughout the Term appropriate workers' compensation insurance coverage for DOCTOR'S employed personnel and shall carry professional liability insurance covering DOCTOR and all of DOCTOR'S physician Professional Personnel in the minimum amount of One Million Dollars ($1,000,000) for each occurrence and Three Million Dollars ($3,000,000) annual aggregate, and such amounts as may be reasonable for all other Professional Personnel (collectively, "Professional Insurance"). Such professional insurance policy or policies maintained by DOCTOR shall include COMPANY as additional insured, if permitted by the insurer. DOCTOR shall provide to COMPANY a certificate of insurance evidencing such coverage on an annual basis. The insurance policy or policies shall provide for at least thirty (30) days advance written notice to DOCTOR from the insurer as to any alteration of coverage, cancellation, or proposed cancellation of coverage for any cause. The certificate of insurance shall require such notice to also be given to COMPANY. DOCTOR shall notify COMPANY of all legal actions or proceedings instituted by or against DOCTOR arising out of or related to DOCTOR'S operation of a medical practice.

         4.5 Indemnification by DOCTOR. COMPANY, its officers, its employees, and its agents will incur no liability in connection with the conduct of DOCTOR prior to the effective date of this Agreement. Accordingly, DOCTOR shall and hereby does indemnify, hold harmless, and agrees to defend COMPANY and its officers, employees, and agents from and against any claims, obligations, demands, causes of action, losses, liabilities, damages, costs and expenses, including reasonable attorney's fees (collectively "CLAIMS") arising out of or connected with the conduct of DOCTOR prior to the effective date of this Agreement.

         COMPANY shall not, by entering into this Agreement and performing hereunder, assume or become liable for any of existing or future Claims made against DOCTOR. DOCTOR shall and hereby does indemnify, hold harmless, and agrees to defend COMPANY, its officers, employees, and agents, from and against any Claims arising out of or connected with the negli-gence or fault of DOCTOR, its employees, agents, contractors or DOCTOR's performance of its obligations hereunder.

         If any Claim shall arise hereunder COMPANY shall give prompt written notice of such Claim to DOCTOR; except that any delay or failure of notice shall not relieve DOCTOR of the obligations hereunder except to the extent such delay has materially prejudiced DOCTOR.

         4.6 DOCTOR's Expenses. DOCTOR shall be solely responsible and obligated to pay only the reasonable Professional Compensation including the compensation benefits and employer costs associated with all Physicians and other licensed health care employees, and Professional Insurance expenses associated with the Professional Personnel including malpractice and general liability, retained by DOCTOR in addition to such other expenses as may be mutually agreed to by the parties hereto (collectively, "DOCTOR's Expenses").

         4.7 Equipment. DOCTOR hereby represents and warrants that sufficient equipment currently exists at each Location as may be required to provide Professional Services of the type and volume currently provided by DOCTOR as of the effective date of this Agreement and will treat same with appropriate care.

ARTICLE V         MANAGEMENT FEE.

         5.1 Amount of Management Fee. DOCTOR and COMPANY mutually recognize and acknowledge that COMPANY will incur substantial costs in arranging for DOCTOR's use of the Locations and in providing the equipment, support services, personnel, marketing, office space, management, administration, and other items and services that are subject matter of this Agreement. DOCTOR and COMPANY further recognize that certain of such costs and expenses can vary to a considerable degree, according to the extent of DOCTOR's business and services. Furthermore, DOCTOR and COMPANY agree that it will be impracticable to ascertain and segregate all of the exact costs and expenses that will be incurred by COMPANY from time to time in performance of his obligations under this Agreement. However, it is the intent of the parties that the fees paid to COMPANY be reasonable and approximate its costs and expenses, plus a reasonable return, considering the investment and risk taken by COMPANY and the value of the services provided by COMPANY. DOCTOR agrees to pay a Management Fee to COMPANY in an amount equal to the actual direct operating expenses of COMPANY attributable to DOCTOR's business plus an amount equal to eighteen percent (18.%) of annual collected revenue in excess one million and one dollars up to Two million dollars ($2,000,000) and twenty percent (20 %) of annual collected revenue in excess of two million one thousand dollars up to two million five hundred thousand dollars and thereafter twenty two percent (22.0 %) all annual collected revenue in excess of two million five hundred thousand dollars. Annual revenue is hereinafter defined as the twelve month period commencing with the effective date of this agreement. An amount equal to THREE THOUSAND AND 00/100 DOLLARS ($3,000) each year is specifically designated for the provision of data processing and other taxable services.

         For purposes hereof, "Revenues Collected" shall be defined as an amount equal to the total of any monies received from patients, and/or third-party payors and deposited in the DOCTOR's account, less any refunds, during any given twelve month or agreement anniversary date.

         Either party, not more than four times in any twelve month period, upon giving notice to the other party hereto shall have the right to inspect the records of DOCTOR to ascertain and audit Revenues Collected, DOCTOR's Expenses, and COMPANY's Expenses, subject to patient confidentiality laws. If the audit or examination discloses that the Management Fee was incorrectly computed or any expense improperly classified, the parties shall within twenty (20) days of such determination reconcile the difference by a cash payment to the applicable party. In all events, a reconciliation of the preceding year shall occur following the preparation of annual financial statements.

         5.1.1 PERFORMANCE BONUS. DOCTOR WILL PAY A BONUS TO COMPANY FOR FISCAL MANAGEMENT PERFORMANCE WHEREBY COMPANY IS ABLE TO MANAGE THE TOTAL EXPENSES OF DOCTOR UNDER THE BUDGETED LEVEL. SUCH BONUS IS DISCRETIONARY IN NATURE.

         5.2 Payment of Management Fee. An advance on the Management Fee shall be payable to COMPANY on a quarterly basis for each quarter during the Term and computed on an estimated annual basis. Such advance will be limited to seventy five percent (75 %) of the then estimated annual collected revenue and imputed Management Fee. The balance of twenty five percent (25%) will be held in reserve pending the final quarter calculation of annual collected revenue.

         Payment of the Management Fee is not intended to be, and shall not be, interpreted or applied as permitting COMPANY to share in DOCTOR's fees for Professional Services or any other services, but is acknowledged as the parties' negotiated agreement as to the reasonable, fair market value of the equipment, support, services, personnel, marketing, office space, management, administration, and other items and services furnished by COMPANY pursuant to this Agreement, considering the nature and volume of the services required and the risks assumed by COMPANY.

ARTICLE VI        TERM AND TERMINATION.

         6.1 Initial and Renewal Terms. This Agreement shall be effective as of July 1, 1996 for a period of five (5) years therefrom.

         6.2 Termination. This Agreement may be terminated upon the first to occur of any of the following events:

         6.2.1 Termination by Agreement. In the event DOCTOR and COMPANY shall mutually agree in writing, this Agreement may be terminated on the date specified in such written agreement.

         6.2.2 Optional Termination. COMPANY or DOCTOR may, with or without cause, provide thirty (30) days written notice during the first twenty four months of this agreement.

         In the event of any initial public offering by COMPANY this termination provision will be by mutual consent amended to allow for termination without cause, by either party during the remainder of the contract period, provided the terminating party will pay to the non-terminating party, damages in an amount equal to the collected revenues of DOCTOR during the one (1) year period preceding the date of termination. Failure to amend this provision will result in the termination of all agreements then in place between DOCTOR and COMPANY.

         6.2.3 Damages or Condemnation of Premises. In the event the Leased Premises are totally or substantially destroyed by fire, explosion, flood, windstorm, hail, earthquake, or other casualty or act of God, and the owner landlord of the Leased Premises decides not to repair or rebuild the Leased Premises, or in the event all or a substantial portion of the Leased Premises and the Facility are taken or are to be taken by condemnation or eminent domain proceeding, then either party may by written notice (sent within thirty (30) days of such event) to the other terminate this Agreement if suitable alternative premises cannot be secured within sixty (60) days. In the event the owner/landlord of the Leased Premises decides to repair or rebuild the Leased Premises to their original size and condition, the Management Fee and the duties and obligations of COMPANY and DOCTOR hereunder shall abate until such time as the Leased Premises are suitable for COMPANY and DOCTOR to resume their respective duties and obligations hereunder.

         6.2.4 Bankruptcy. In the event that either party becomes insolvent, or if any petition under federal or State law pertaining to bankruptcy or insolvency or for a reorganization or arrangement or other relief from creditors shall be filed by or against either party, or if any assignment, trust, mortgage, or other transfer shall be made of all or a substantial part of the property of either party, or if either party shall make or offer a composition in its debts with its creditors, or if a receiver, trustee, or similar officer or creditor's committee shall be appointed to take charge of any property of or to operate or wind up the affairs of either party, then the other party may by written notice immediately terminate this Agreement.

         6.2.5 Specific DOCTOR Breaches. At COMPANY's option, in the event of Dr. Anjali Jain shall die or be involuntarily inducted into the active military services of the United States, (ii) DOCTOR or any physician employed or retained by DOCTOR shall fail by omission or commission in any substantial manner to provide Professional Services in a competent manner, (iii) DOCTOR shall fail to meet any of the qualifications set forth in Section 4.1 hereof, (iv) Dr. Anjali Jain's license to practice medicine is revoked, suspended, canceled or limited in any manner, (v) Dr. Anjali Jain convicted of a felony or any crime of moral turpitude, or (vi) Dr. Anjali Jain or shall fail to comply with the terms of his Employment Contract of even date herewith, then COMPANY may by written notice to DOCTOR immediately terminate this Agreement.

         6.2.6 COMPANY Breaches. At DOCTOR's option, in the event COMPANY fails to make timely payments of the obligations it has undertaken, (ii) fails or refuses to account to DOCTOR for collection on amounts for services rendered, or (iii) is in default of any material obligations having an impact upon DOCTOR, then DOCTOR may by written notice to COMPANY terminate this Agreement if COMPANY has failed to cure such default within thirty (30) days of DOCTOR's written notice of such violation, provided if such breach cannot by its nature be reasonably cured within thirty (30) days then COMPANY shall have such time as may be reasonable to cure the breach.

         6.2.7 Action by Board of Medical Examiners or Other Authority with legal Jurisdiction. While both parties believe that this Agreement is in full compliance with the Texas Medical Practice Act, the interpretation of the Act may be subject to change. In the event the Board of Medical Examiners for the State or other authority with legal jurisdiction shall, solely by virtue of this Agreement, initiate an action to revoke the license of any physician retained by DOCTOR to practice medicine in the State, DOCTOR may, by written notice to COMPANY, immediately request that the Agreement be amended in a mutually acceptable manner. Any amendment shall be made in the lawful manner which results in the least changes to the parties' expectations hereunder. In the event the offending-provisions of the Agreement cannot be cured as to the legality of such provisions to the satisfaction of both parties, then either party may terminate this Agreement upon ten (10) days written notice, and such termination shall be conducted as set forth in Section 3 of the Master Agreement. In the event the Board of Medical Examiners shall, on any other grounds, including, without limitation, improper medical practice or improper conduct by any physician retained by DOCTOR, restrict, suspend or revoke the license of such physician to practice medicine in the State, the COMPANY may, by written notice to DOCTOR, immediately terminate this Agreement.

         6.2.8 Default. In the event either party shall give written notice to the other that such other party has substantially defaulted in the performance of any material duty or material obligation imposed upon it by this Agreement, and such default shall not have been cured within thirty (30) days following the giving of such written notice, the party giving such written notice shall have the right to immediately terminate this Agreement unless the defaulting party shall, within said thirty (30) day period, have made a good faith effort to initiate corrective action and it is contemplated that such corrective action will be completed within the following @ (30) day period.

         6.3 Effects of Termination. Upon termination of this Agreement, as herein above provided, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, and (ii) obligations, promises, or covenants set forth herein or in those collateral agreements of even date herewith that are expressly made to extend beyond the Term, including, without limitation, indemnities, non-compete and fees which provisions shall survive the expiration or termination of this Agreement.

         6.4 Continued Professional Services. Following any notice of termination hereunder, whether given by COMPANY or DOCTOR, DOCTOR and COMPANY will fully cooperate with each other in all matters relating to the performance or discontinuance of Professional Services, as appropriate, at the Locations by DOCTOR and the orderly transition of patients.

ARTICLE VII       MISCELLANEOUS.

         7.1 Exhibits, Schedules and Other Instruments. As used herein, the expression "this Agreement" means the body of this Agreement and all exhibits, certificates, and schedules; and the expressions " herein, " " hereof, " and " hereunder " and other words of similar import refer to this Agreement and such exhibits, certificates, and schedules as a whole and not to a particular part or subdivision thereof unless otherwise clearly indicated.

         7.2 Independent Relationship. It is mutually understood and agreed that DOCTOR and COMPANY, in performing their respective duties and obligations under this Agreement, are at all times acting and performing as independent contractors with respect to each other, and nothing in this Agreement is intended nor shall be construed to create an employer/employee relationship or a joint venture relationship, 6r to allow COMPANY to exercise control or direction of any nature, kind, or description over the manner. or method by which DOCTOR performs Professional Services.

         7.3 Notices. Any notice, demand, or communication required, permitted, or desired to be given shall be deemed effectively given (i) when personally delivered, (ii) upon receipt when delivered by telephonic document transfer, (iii) three (3) business days next following the day the notice is, mailed by prepaid certified mail, return receipt requested, or (iv) the next business day following deposit with a reputable overnight courier, addressed as follows:

         DOCTOR:           Texas Rehabilitation & Pain Center, P.A.
                           4151 Southwest Freeway, Suite 350
                           Houston, Texas 77027

         COMPANY:          Doctors Practice Management, Inc.
                           % Management Services Organization, Inc.
                           Attn: Ken Arrowood
                           4151 Southwest Freeway, Suite 350
                           Houston, Texas 77027

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the provisions hereof, shall be deemed to be receipt of the notice sent.

         7.4 Legal Fees and Costs. In the event either party brings any action for relief against the other, declaratory or otherwise, arising out of this Agreement (including actions to enforce and interpret this Agreement), the losing party shall pay to the prevailing party, in addition to any other relief to which such party shall be entitled, a reasonable sum for attorneys fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment, in addition to any other relief to which such party shall be entitled.

         7.5 Choice of Law and Venue. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE INTERPRETED, CONSTRUED, ENFORCED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THAT THE COURTS OF THAT STATE IN THE COUNTY OF HARRIS, AND THE UNITED STATES DISTRICT COURT FOR SOUTHERN DISTRICT OF TEXAS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION, SPECIAL PROCEEDING OR OTHER PROCEEDING AS BETWEEN THE PARTIES THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH, OR BY REASON OF THIS AGREEMENT. SELLER HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS.

         7.6 Assignment. It is specifically provided that Company has entered into a sub contract agreement with Management Service Organization, Inc. for the non cancelable term or for as long as this FULL SERVICE MANAGEMENT AGREEMENT is in effect and as such is a stipulated Third Party to this agreement. Except as provided above, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns; provided, however, that DOCTOR shall not assign, transfer or pledge his rights and obligations under this Agreement or collaterally assign or hypothecate this agreement without the prior written consent of COMPANY. COMPANY shall have the right to (i) assign its rights and obligations hereunder to any affiliated third party and (ii) collaterally assign its interest in this Agreement and its right to collect Management Fees hereunder to any financial institution or other third party without the consent of DOCTOR. COMPANY must provide ten days prior written notice to DOCTOR prior to assigning this Agreement but in no event will it terminate the sub contract agreement with Management Service Organization, Inc..

         7.7 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         7.8 Enforcement. All claims and disputes relating to this Agreement shall be subject to confidential arbitration in accordance with the National Health Lawyers Association Alternative Dispute Resolution Rules of Procedure for Arbitration then obtaining and with individuals knowledgeable of the medical industry serving as arbitrators. Written notice of demand for arbitration shall be filed with the other party to the Agreement and with the National Health Lawyers Association in Washington, D.C., within a reasonable time after the dispute has arisen. In the event either party resorts to legal action to enforce the arbitration results or any other provision of this Agreement, the prevailing party shall be entitled to recover the costs of such action so incurred, including, without limitation, reasonable attorneys' fees.

         7.9 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural. The term "person" when used herein shall mean an individual, partnership, joint venture, corporation, trust, government entity, and association.

         7.10 Additional Assurances. Except as may be herein specifically provided to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable and as the requesting party may deem necessary to effectuate this Agreement.

         7.11 Consents, Approvals, and Exercise of Discretion. Except as may be herein specifically provided to the contrary, whenever this Agreement-requires any consent or approval to be given by either party, or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed, and such discretion shall be reasonably exercised in good faith.

         7.12 Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party.

         7.13 Severability. In the event any provisions of this Agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, if the extent of such invalidity, illegality or unenforceability does not destroy the basis of the bargain herein such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms as if such provisions had not been included, or had been modified as provided below, as the case may be. To carry out the intent of the parties hereto as fully as possible, the invalid, illegal or unenforceable provision(s), if possible, shall be deemed modified to the extent necessary and possible to render such provision(s) valid and enforceable. In the event this Agreement cannot be modified to the satisfaction of the parties hereto, then either party may terminate this Agreement upon ten (10) days written notice.

         7.14 Divisions and Heading-s. The division of this Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith are solely for convenience and shall not affect in any way the meaning or interpretation of this Agreement.

         7.15 Amendments and Agreement Execution. This Agreement and amendments thereto shall be in writing and executed in multiple copies on behalf of DOCTOR by its duly authorized representative and on behalf of COMPANY by its duly authorized representative. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         7.16 Time of Essence. Time shall be of the essence with respect to this Agreement.

         7.17 Entire Agreement/Amendment. This Agreement and collateral agreements of even date herewith supersede all previous agreements (written or oral), and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by all parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute one instrument. It shall not be necessary that the signatures of all of the parties appear on each counterpart; it shall be sufficient that the signature of each party appear on one or more counterparts.

         7.18 Rules of Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits, certificates and schedules hereto. The term " include " or " including " shall mean without limitation by reason of enumeration. All references in this Agreement to Dollars or monetary payment shall be deemed to refer to U.S. Dollars.

         7.19 Reproduced Copies of Documents. This Agreement and all documents relating hereto other than promissory notes, including without limitation, (a) consents, waivers, and modifications which may hereinafter be executed, (b) documents received by any party at the Closing, (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any means or process including electronic or mechanical means. Any reproduction shall be admissible into evidence as the original itself in any Litigation without regard to whether the original is in existence. If a party signs this Agreement and then transmits an electronic facsimile of the signature page the recipient may rely upon the electronic facsimile as a signed original of this Agreement without modification or change unless same is noted thereon.

         7.20 Third Parties. None of the provisions of this Agreement shall be for the benefit of third parties or enforceable by any third party except as otherwise contained herein. Any agreement to pay an amount and any assumption of a liability herein contained, expressed or implied, shall only be for the BENEFIT of the parties hereto and such agreement or assumption shall not inure to the benefit of the any third party, including an obligee.

IN WITNESS WHEREOF, DOCTOR and COMPANY have executed this Agreement in multiple originals as of the date written above.

DOCTOR:

HOUSTON PHYSICAL MEDICINE ASSOCIATES, M.D., P.A.
d/b/a TEXAS REHABILITATION & PAIN CENTER, P.A.


By: /s/ Dr. Anjali Jain
   -------------------------------------
        Dr. Anjali Jain, President


COMPANY:
DOCTORS PRACTICE MANAGEMENT, INC.


By: /s/ Chiu Chan
   -------------------------------------
        Chiu Chan, President


MANAGEMENT SERVICE ORGANIZATION, INC.


By: /s/ Kenneteh R. Arrowood
   -------------------------------------
        Kenneth R. Arrowood, President

AMENDMENT ONE TO THE FULL SERVICE FACILITY AND MANAGEMENT
AGREEMENT BY AND BETWEEN HOUSTON PHYSICAL MEDICINE ASSOCIATES
M.D., P.A. AND DOCTORS PRACTICE MANAGEMENT, INC.

This Amendment One to the Full Service Facility and Management Agreement dated July 1, 1996 is agreed to by Houston Physical Medicine Associates, M.D., P.A., referred to herein as "Doctor") and Doctors Practice Management, Inc., referred to herein as ("Company").

In consideration of the mutual promises between Doctor and Company, Item 3.13.3 included in the Full Service Facility and Management Agreement dated July 1, 1996 between Doctor and Company is hereby amended and replaced in its entirety as follows:

3.13.3   Stock Option

         Upon the successful completion of an initial public offering ("IPO") by the Company, the Doctor will be granted an option to purchase 150,000 shares or one-tenth of one percent (0.01%), whichever is smaller of the Company's then outstanding common stock at the time of the IPO, at a price equal to seventy percent of the then market price (70%). Additionally, Doctor will be given an option to purchase 150,000 shares or one-tenth of one percent (0.01%) of the Company's restricted shares at a price equal to seventy percent of the then market price (70%), per one million dollars of annual collected revenues upon each anniversary of this Agreement.

Such Amendment One to the Full Service Facility and Management Agreement shall be effective as of July 1, 1996.

DOCTOR:
HOUSTON PHYSICAL MEDICINE ASSOCIATES, M.D. P.A.
D/B/A TEXAS REHABILITATION & PAIN CENTER, P.A.

By:      /s/ Anjali Jain
   -------------------------------------
         Dr. Anjali Jain, President

COMPANY
DOCTORS PRACTICE MANAGEMENT, INC.

By:      /s/ Philip Chan
   -------------------------------------
         Philip Chan, Vice President

MANAGEMENT SERVICE ORGANIZATION, INC.

By:      /s/ Kenneth R. Arrowood
   -------------------------------------
         Kenneth R. Arrowood, President